Exhibit 99.1

Editorial Contact:	Investor Contact:

Mary Camarata	Marshall Mohr
Adaptec, Inc.	Adaptec, Inc.
408-957-1630	408-957-6773
mary_camarata@adaptec.com	marshall_mohr@adaptec.com

ADAPTEC PRESIDENT AND CEO ROBERT N. STEPHENS RETIRES

Adaptec Board Member D. Scott Mercer Named Interim CEO;
S. ‘Sundi’ Sundaresh Promoted to President

Milpitas, Calif. – May 25, 2005 – Adaptec, Inc. (NASDAQ: ADPT), a global leader in storage solutions, today announced that President and Chief Executive Officer Robert N. Stephens has retired from the company and the board of directors, effective immediately. Adaptec board member D. Scott Mercer has been named interim chief executive officer while S. ‘Sundi’ Sundaresh, Adaptec’s new executive vice president of marketing and product development, has been promoted to president.

“Bob Stephens has been the driving force in moving Adaptec into new areas of opportunity,” said Carl J. Conti, chairman of Adaptec’s board of directors. “On behalf of the board I’d like to thank Bob for his nine years of service to Adaptec.”

Interim Adaptec Chief Executive Officer, D. Scott Mercer, has served as a senior vice president and chief financial officer of Western Digital Corporation. He has also held various senior operating and financial positions with Dell, Inc. and LSI Logic Corporation.

Most recently, S. ‘Sundi’ Sundaresh was the president and CEO of Candera Inc., where he launched the industry’s first network storage controller. As president and CEO of Jetstream Communications, he pioneered voice over broadband and achieved the leading market share with the company’s solutions.

Conti continued, “The board is confident that under the interim guidance of Scott and the ongoing leadership of Sundi, Adaptec will be able to strengthen its industry position.”

About Adaptec

Adaptec, Inc. (NASDAQ: ADPT) provides trusted storage solutions that reliably move, manage, and protect critical data and digital content. Adaptec’s software and hardware-based solutions are delivered through leading Original Equipment Manufacturers (OEMs) and channel partners to provide storage connectivity, data protection, and networked storage to enterprises, government organizations, ISPs, medium and small businesses, and consumers worldwide. Adaptec is an S&P Small Cap 600 Index member. More information is available at www.adaptec.com.

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Safe Harbor Statement

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding future events or the future performance of Adaptec including, but not limited to, statements regarding the strengthening of its industry position. These forward-looking statements are based on current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. These risks include:  challenges associated with the strengthening of our industry position, product development and delivery challenges associated with the Vitesse and ServerEngines alliances; challenges in fulfilling responsibilities under the expanded relationship with IBM; difficulty in forecasting the volume and timing of customer orders; reduced demand in the server, network storage and desktop computer markets; our target markets’ failure to accept, or delay in accepting, network storage and other advanced storage solutions, including our SAS, SATA and iSCSI lines of products; decline in consumer acceptance of our current products; the timing and volume of orders by OEM customers for storage products; the adverse effects of the intense competition we face in our business, and the continued effects of the current economic slowdown in the technology sector. For a more complete discussion of risks related to our business, reference is made to the section titled “Risk Factors” included in our Quarterly Report on Form 10-Q for the quarter ended December 31, 2004, on file with the Securities and Exchange Commission, and to the reports that we will file with the Securities and Exchange Commission in 2005. Adaptec assumes no obligation to update this information.